As filed with the Securities and Exchange Commission on October 5, 2012
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee
(State or other jurisdiction of incorporation or organization)

62-1028629
(I.R.S. Employer Identification Number)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(865) 223-6575
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
———————
Mr. Kurt C. Yost
Senior Vice President and General Counsel
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(865) 223-6575

(Name, address, including zip code, and telephone number, including area code, of agent for service)
———————
with a copy to:
James M. Schneider, Esq.
Pearlman Schneider LLP
2200 Corporate Boulevard N.W., Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (12)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 (1)	1,023,500	$4.49	$4,595,515	$626.83
Common stock, par value $0.0001 (2)	8,925	$4.49	$40,073	$5.47
Common stock, par value $0.0001 (3)	18,113	$4.49	$81,327	$11.09
Common stock, par value $0.0001 (4)	58,362	$4.49	$262,045	$35.74
Common stock, par value $0.0001 (5)	900,000	$4.49	$4,041,000	$551.19
Common stock, par value $0.0001 (6)	300,000	$4.49	$1,347,000	$183.73
Common stock, par value $0.0001 (7)	1,377,661	$5.28	$7,274,050	$992.18
Common stock, par value $0.0001 (8)	100,000	$5.53	$553,000	$75.43
Common stock, par value $0.0001 (9)	100,000	$5.89	$589,000	$80.34
Common stock, par value $0.0001 (10)	50,000	$5.94	$297,000	$40.51
Common stock, par value $0.0001 (11)	8,847,847	$4.49	$39,726,833	$5,418.74
Total	12,784,408			$8,021.25

(1)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.00 per share.

(2)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.35 per share.

(3)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.69 per share.

(4)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.815 per share.

(5)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.00 per share.

(6)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $2.50 per share.

(7)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $5.28 per share.

(8)	Represents shares of common stock issuable upon the exercise of common stock purchase options with an exercise price of $5.53 per share.

(9)	Represents shares of common stock issuable upon the exercise of common stock purchase options with an exercise price of $5.89 per share.

(10)	Represents shares of common stock issuable upon the exercise of common stock purchase options with an exercise price of $5.94 per share.

(11)	Represents shares which are presently outstanding.

(12)
The offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the NYSE on October 3, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2012
PROSPECTUS

12,784,408 SHARES

This prospectus relates to periodic offers and sales of 12,784,408 shares of our common stock by the selling security holders some of whom are our affiliates, including up to 8,847,847 shares which are presently outstanding and up to 3,936,561 shares issuable upon the exercise of outstanding warrants.

We will not receive any proceeds from the sale of the shares by the selling security holders. To the extent the warrants or options are exercised, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the NYSE during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 9 of this prospectus.

Our common stock is quoted on the NYSE under the symbol “MILL”. On October 3, 2012 the last reported sale price for our common stock was $4.35 per share.
____________________

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus to read about the risks of investing in our common stock.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is October 5, 2012

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following is a general summary of the information contained in this prospectus. It does not include all of the information that you should consider before investing in our securities. You should read this entire prospectus, the documents incorporated by reference into this prospectus and any accompanying prospectus supplement before making an investment decision.

Our company

We are an independent exploration and production company that utilizes seismic data, and other technologies for geophysical exploration and development of oil and gas wells in the Appalachian region of eastern Tennessee and the Cook Inlet Basin in south central Alaska. In addition to our engineering and geological capabilities, we provide land drilling services on a contract basis to customers primarily engaged in natural gas exploration and production.

Our principal executive offices are located at 9721 Cogdill Road, Suite 302, Knoxville, TN 37932, and our telephone number is (865) 223-6575.  Our fiscal year end is April 30.  We maintain a corporate web site at www.millerenergyresources.com.  The information which appears on this web site is not part of this prospectus.

Unless specifically set forth to the contrary, when used in this prospectus, the terms “Miller Energy Resources,” “Miller,” “we,” “us,” “ours,” and similar terms refers to our Tennessee corporation Miller Energy Resources, Inc., formerly known as Miller Petroleum, Inc., and our subsidiaries.

THE OFFERING

Common stock offered by the selling security holders
Up to 12,784,408 shares of our common stock representing 8,847,847 shares of our common stock which are presently outstanding and 3,936,561 shares underling outstanding options and warrants with exercise prices ranging from $1.00 to $5.94 per share.

Common stock outstanding prior to the offering	43,361,694 at October 3, 2012
Common stock to be outstanding after the offering	47,298,255(1)
Use of Proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling security holders.
NYSE Symbol	MILL

(1)	Assumes the issuance of 3,936,561 shares of our common stock upon exercise of the options and warrants held by the selling security holders.

USE OF PROCEEDS

We will not receive any proceeds from the sales of the common stock offered by this prospectus. To the extent the options or warrants are exercised, we will receive proceeds of the exercise price. Any proceeds we receive from the exercise of the options or warrants will be used by us for general corporate purposes.

RISK FACTORS

Investing in our securities involves risk. Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any of which could cause our results to vary materially from recent results or from our anticipated future results. See the risk factors described in our Annual Report on Form 10-K for fiscal 2012, as amended, together with any material changes contained in subsequent filed Quarterly Report on Form 10-Q, and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our operations, economic performance and financial condition in our Annual Report on Form 10-K for fiscal 2012, as amended, and our other filings with the Securities and Exchange Commission (“SEC”), and may make other forward-looking statements from time to time in other public filings, press releases and discussions with our management. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties, marketing and midstream activities, and also include those statements preceded by, followed by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that our expectations will prove to be correct. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	the potential for Miller to experience additional operating losses;

•	high debt costs under our existing senior credit facility;

•	potential limitations imposed by debt covenants under our senior credit facility on our growth and our ability to meet our business objectives;

•	our need to enhance our management, systems, accounting, controls and reporting performance;

•	litigation risks;

•
our ability to perform under the terms of our oil and gas leases, and exploration licenses with the Alaska Department of Natural Resources, including meeting the funding or work commitments of those agreements;

•	our ability to successfully acquire, integrate and exploit new productive assets in the future;

•	our ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves;

•	risks associated with the hedging of commodity prices;

•	our dependence on third party transportation facilities;

•	concentration risk in the market for the oil we produce in Alaska;

•	the impact of natural disasters on our Cook Inlet Basin operations;

•	adverse effects of the national and global economic downturns on our profitability;

•	the imprecise nature of our reserve estimates;

•	drilling risks;

•	fluctuating oil and gas prices and the impact on our results from operations;

•	the need to discover or acquire new reserves in the future to avoid declines in production;

•	differences between the estimated present value of cash flows from proved reserves and the market value of those reserves;

•	the existence within the industry of risks that may be uninsurable;

•
constraints on production and costs of compliance that may arise from current and future environmental, Federal Energy Regulatory Commission and other statutes, rules and regulations at the state and federal level;

•	the impact that future legislation could have on access to tax incentives currently enjoyed by Miller;

•	that no dividends may be paid on our common stock for some time;

•	cashless exercise provisions of outstanding warrants;

•	market overhang related to restricted securities and outstanding options and warrants;

•	the impact of non-cash gains and losses from derivative accounting on future financial results; and

•	risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, and readers should carefully review our Annual Report on Form 10-K for fiscal 2012, as amended, in its entirety, including the risks described in Item 1A. Risk Factors, and our other filings with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

SELLING SECURITY HOLDERS

Under this prospectus, the selling security holders listed below may offer and sell up to 12,784,408 shares of our common stock which are either presently outstanding or which are issuable upon the exercise of outstanding options and warrants with exercise prices ranging from $1.00 to $5.94 per share. These securities include:

•    312,500 shares of our common stock issuable upon the exercise of warrants with an exercise price of $1.00 per share which expire in November and December 2014. These warrants were issued by us between November 2009 and December 2009 as part of a unit offering by our controlled entity Miller Energy Income 2009-A, L.P., or MEI,

•    1,000,000 shares of our common stock issuable upon the exercise of our Series PPA warrants with an exercise price of $5.28 per share which expire in April 2015. These warrants were issued by us in April 2012 as part of a unit offering by us of our Series A redeemable preferred stock,

•    128,750 shares of our common stock issuable upon the exercise of our Series PPB warrants with an exercise price of $5.28 per share which expire in April 2015. These warrants were issued by us in September 2012 as part of a unit offering by us of our Series B redeemable preferred stock,

•    450,000 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $2.50 to $5.28 per share which expire in March 2015 and September 2017 issued as partial compensation under the terms of a consulting agreement with Bristol Capital, LLC,

•    1,191,000 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $1.00 to $2.00 per share which expire in December 2013 issued to Mr. David Hall as partial consideration for our purchase in December 2009 of the membership interests of Cook Inlet Energy, LLC, or CIE,

•    85,400 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $1.35 to $1.815 per share which expire in December 2014 issued as compensation to Sutter Securities Incorporated in connection with our $1.00 private placement of securities in December 2009 and subsequently assigned to two employees of Sutter Securities Incorporated.

•    98,911 shares of our common stock issuable upon the exercise of warrants with an exercise price of $5.28 per share which expire in March 2016 issued as compensation to Sutter Securities Incorporated in connection with our $3.50 private placement of securities in December 2009, part of which was subsequently assigned to two employees of Sutter Securities Incorporated.

•    350,000 shares of our common stock underlying options with exercise prices ranging from $5.53 to $5.94 per share granted to an employee and a consultant,

•    320,000 shares of our common stock issuable upon the exercise of warrants with an exercise price of $2.00 per share which expire in December 2013 issued to Mr. Walter J. Wilcox II as partial consideration for our purchase in December 2009 of the membership interests of CIE, and

•    8,847,847 shares of our common stock which are presently outstanding.

At October 3, 2012 there were 43,361,694 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales by the selling security holders listed below who are our affiliates and their pledgees, donees and other successors in interest. The following table sets forth:

•	the name of each selling security holder,

•	the number of shares owned, and

•	the number of shares being registered for resale by the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling shareholders.

The amounts listed in “Number of Shares of Common Stock Owned Prior to Offering” in the table below are based on our record list of shareholders and other records in our possession. These amounts may not include all stock owned by entities or individuals who hold stock in “street name.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to This Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage to be Owned After Offering
American Pension Services Administrator FBO Aaron V. Barson, Jr, Roth IRA(1)	50,000	50,000	-	-
Jack E. Arms(2)	10,000	10,000	-	-
Charlotte A. Ballance	4,000	1,000	3,000	<1%
T.S. Ballance	7,000	2,000	5,000	<1%
David Bemoras(2)	69,415	15,000	54,415	<1%
Scott Boruff(3)	5,440,395	3,488,000	1,952,395	4.50%
Todd Boruff & Lara Boruff	25,000	25,000	-	-
Todd S. Boruff & Lora L. Boruff JT Ten	10,000	10,000	-	-
Nancy J. Bottom TTEE Nancy Jane Bottom 1980 Trust UAD 8/12/80(4)	22,573	22,573	-	-
Earl Edward Breazeale, Jr.(5)	162,500	162,500	-	-
Bristol Capital, LLC(6)	862,500	862,500	-	-
Rabel Burdge and Joyce Burdge Revocable Living Trust(7)	50,000	50,000	-	-
Kathleen M. Cahill Irrevocable Trust of 2012(8)	25,000	25,000	-	-
Charles F. Carver(9)	175,909	175,909	-	-
Steven Chulik(10)	50,000	50,000	-	-
Stephen C. Davis(11)	140,000	140,000	-	-
Emerald Estock, LLC(12)	2,150,000	2,150,000	-	-
Jordon Estra(13)	17,000	17,000	-	-
Hugo Florido(14)	182,500	182,500	-	-
Hugo Florido and Lorraine Florido(15)	10,000	10,000	-	-
William T. Francis(16)	15,000	15,000	-	-
William H. Freeman(17)	521,250	31,250	490,000	1.13%
Martin Funderlic(18)	100,000	100,000	-	-
Laurie Lynne Gaylor	50,000	50,000	-	-
Robert L. Gaylor(19)	166,667	250,000	-	-
Roy Y. Gaylor, Jr.(20)	15,000	15,000	-	-
Herman Gettelfinger(21)	842,579	476,537	366,042	<1%
David M. Hall(22)	1,648,451	1,503,000	145,451	<1%
Gerald Hannahs and Lynette Hannahs(23)	328,297	328,297	-	-
Hillary Blake Hannahs	5,000	5,000	-	-
Whitney Madison Hannahs	9,000	9,000	-	-
William T. Horner(24)	100,000	50,000	50,000	<1%
GMP Securities LP ITF Antonio Cruz(25)	15,000	15,000	-	-
Michael R. Jacks(26)	219,637	131,637	88,000-	<1%
Saunders Kohn, Jr. and Diana Kohn	250,000	125,000	125,000	<1%
Lawrence P. Leibowitz	93,851	39,100	54,751	<1%
Jerome J. Lombardo and Rosanne T. Lombardo(27)	10,000	10,000	-	-
William McBee and Maria McBee(28)	5,000	5,000	-	-

Deloy Miller(29)	2,388,134	456,597	1,931,537	4.45%
Deloy Miller and Sharon Miller	100	100	-	-
Kenneth N. Powell Family Trust(30)	25,000	25,000	-	-
Raymond James & Assoc., Inc. CSDN fbo Don G. Raper IRA(31)	12,229	5,000	7,229	<1%
Jay Rifkin Trustee FBO Jay Rifkin SEP Prop Trust(32)	10,000	10,000	-	-
Phillip J. Rodriguez and Kathleen M. Rodriguez(33)	15,000	15,000	-	-
William A. Roquemore Jr.(2)	10,000	10,000	-	-
Samuel C. Sailer(34)	28,000	6,000	22,000	<1%
Michael Springer(10)	5,000	5,000	-	-
Sutter Securities Incorporated(35)	29,674	29,674	-	-
William M. Thomas(36)	100,000	100,000	-	-
Walter J. Wilcox II(37)	827,333	794,000	33,333	<1%
David B. Wright(38)	131,334	10,000	121,334	<1%
WRWRLT(39)	710,234	710,234	-	-
Total		12,784,408

(1)
The number of shares owned and offered by American Pension Services Administrator FBO Aaron V. Barson Jr. Roth IRA includes 50,000 shares underlying common stock purchase warrants with an exercise price of $1.00 per share, which expire in December 2014. Mr. Aaron V. Barson, Jr. is the administrator of the IRA and as such has voting and investment control over the securities held by the IRA.

(2)
The number of shares owned and offered by Messrs. Arms, Bemoras and Roquemore includes shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015.

(3)
Mr. Boruff is an executive officer and member of our board of directors. The number of shares owned by him includes 8,000 shares owned for the benefit of his minor children, 11,428 shares of our common stock held in his late wife’s name, 250,000 shares of our common stock underlying options with an exercise price of $0.33 per share, 300,000 shares of our common stock underlying options with an exercise price of $5.94 per share, 33,334 shares of our common stock underlying options with an exercise price of $6.534 per share, 625,000 shares of our common stock underlying options with an exercise price of $6.00 per share, and 83,333 shares of our common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Boruff excludes options to purchase an additional 150,000 shares of our common stock exercisable at $5.94, options to purchase an additional 16,666 shares exercisable at $6.534, options to purchase an additional 1,875,000 shares exercisable at $6.00 per share, and options to purchase an additional 166,667 shares exercisable at $5.89 per share which have not yet vested. The number of shares offered includes 8,000 shares held for the benefit of his minor children over which Mr. Boruff has voting and dispositive control.

(4)	Ms. Nancy J. Bottom is the trustee of the Nancy J. Bottom TTEE Nancy Jane Bottom 1980 Trust UAD 8/12/80 and as such has voting and investment control over the securities held by the trust.

(5)
The number of shares owned and offered by Earl Edward Breazeale, Jr. includes 50,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015, and 12,500 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(6)
Bristol Capital, LLC has been a consultant to us since March 2010. The number of shares owned and offered by Bristol Capital, LLC includes 300,000 shares of common stock underlying a warrant with an exercise price of $2.50 per share expiring in March 2015 and 150,000 shares of common stock underlying a warrant with an exercise price of $5.28 per share expiring in September 2017. Mr. Paul Kessler is the manager of Bristol Capital, LLC and as such has voting and investment control over the securities held by Bristol Capital, LLC. Mr. Kessler disclaims beneficial ownership of these securities.

(7)	Mr. Rabel Burdge is the trustee of the Rabel Burdge and Joyce Burdge Revocable Living Trust and as such has voting and investment control over the securities held by the trust.

(8)
The number of shares owned and offered by the Kathleen M. Cahill Irrevocable Trust of 2012 includes 25,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in May 2015. Mr. Elias Patoucheas is the trustee of the trust and as such has voting and investment control over the securities held by the trust.

(9)
The number of shares owned and offered by Charles F. Carver includes 20,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in May 2015 and 15,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(10)
The number of shared owned and offered by Messrs. Chulik and Springer includes shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(11)
The number of shares owned and offered by Stephen C. Davis includes 30,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in May 2015 and 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in September 2015.

(12)
The number of shares owned and offered by Emerald Estock, LLC includes 700,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015. Mr. Kenneth R. Martin is the managing member of Emerald Estock, LLC and as such has voting and investment control over the securities held by Emerald Estock, LLC.

(13)
The number of shares owned and offered by Jordan Estra includes an aggregate of 17,000 shares underlying common stock purchase warrants with exercise prices ranging from $1.35 to $1.815 per share issued as compensation to Sutter Securities Incorporated in connection with our $1.00 private placement of securities in December 2009 and subsequently assigned by that firm to Mr. Estra, who was then an employee of Sutter Securities Incorporated. The warrants expire in December 2014.

(14)
The number of shares owned and offered by Hugo Florido includes 162,500 shares underlying common stock purchase warrants with an exercise price of $1.00 per share which expire in October 2014 and 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(15)
The number of shares owned and offered by Hugo Florido and Lorraine Florido includes 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in May 2015.

(16)
The number of shares owned and offered by William T. Francis includes 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015 and 5,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(17)
The number of shares owned and offered by William H. Freeman includes 25,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015, and 6,250 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015.

(18)
Mr. Funderlic served as a consultant to us from 2008 to 2011. The number of shares owned and offered by Mr. Funderlic includes 100,000 shares of common stock underlying options with an exercise price of $5.53 per share which expire in October 2020.

(19)
Mr. Gaylor is an employee of our company. The number of shares beneficially owned by Mr. Gaylor includes 100,000 shares of common stock underlying a warrant with an exercise price of $2.00 per share expiring in January 2015, 33,334 shares of common stock underlying options with an exercise price of $5.94 expiring in April 2020, and 33,333 shares of common stock underlying options with an exercise price of $5.89 expiring in May 2021, but excludes an option to purchase 16,666 shares at an exercise price of $5.94 per share which have not yet vested and options to purchase 66,667 shares at an exercise price of $5.89 per share which have not yet vested. The number of shares offered by Mr. Gaylor includes 100,000 shares of our common stock underlying a warrant held by Mr. Gaylor with an exercise price of $2.00 per share expiring in January 2015, 50,000 shares of our common stock underlying options with an exercise price of $5.94 per share which expire in April 2020, and 100,000 shares of our common stock underlying options with an exercise price of $5.89 per share which expire in May 2021.

(20)
The number of shares owned and offered by Roy Y. Gaylor, Jr. includes 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015, as well as 5,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share, which expire in September 2015.

(21)
Mr. Gettelfinger is a member of our board of directors. The number of shares owned by him includes 225,000 shares held of record by his wife over which he has power of attorney and 4,000 shares owned by a partnership over which he exercises voting and dispositive control, together with options to purchase 66,666 shares of our common stock at an exercise price of $5.94 per share, and options to purchase 40,000 shares of our common stock at $5.89 per share. The number of shares owned by Mr. Gettelfinger excludes options to purchase 33,334 shares of common stock at an exercise price of $5.94 per share and options to purchase 40,000 shares of common stock at an exercise price of $3.84 per share which have not yet vested. The number of shares offered includes 100,000 shares held of record by his wife over which he has power of attorney.

(22)
Mr. Hall is an executive officer and member of our board of directors. The number of shares owned by him includes 711,000 shares underlying warrants with an exercise price of $1.00 per share, 480,000 shares of our common stock underlying warrants with an exercise price of $2.00 per share, 66,668 shares of our common stock underlying options with an exercise price of $5.94 per share, and 58,333 shares of common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Hall excludes options to purchase an additional 33,332 shares of our common stock exercisable at $5.94 per share, and options to purchase 116,667 shares of our common stock at $5.89 per share which have not yet vested. The number of shares offered includes 711,000 shares underlying warrants with an exercise price of $1.00 per share expiring in December 2014 and 480,000 shares of our common stock underlying warrants with an exercise price of $2.00 per share expiring in December 2014.

(23)	Mr. Hannahs is a member of our board of directors. The number of shares owned excludes options to purchase 100,000 shares of our common stock exercisable at $3.84 per share which have not yet vested.

(24)	The number of shares owned and offered by William T. Horner includes 50,000 shares underlying common stock purchase warrants with an exercise price of $1.00 per share which expire in December 2014.

(25)
The number of shares owned and offered by GMP Securities LP ITF Antonio Cruz includes 15,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015. Mr. Antonio Cruz is the administrator of the entity and as such has voting and investment control over the securities held.

(26)
The number of shares offered by Mr. Jacks includes an aggregate of 131,637 shares underlying common stock purchase warrants with exercise prices ranging from $1.69 to $5.28 per share. The warrants were issued as compensation to Sutter Securities Incorporated in connection with our $1.00 private placement of securities in December 2009 and subsequently assigned to Mr. Jacks, an employee of Sutter Securities Incorporated. The warrants expire in December 2014 and March 2016.

(27)
The number of shares owned and offered by Jerome J. Lombardo and Rosanne T. Lombardo includes 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015.

(28)
The number of shares owned and offered by William McBee and Maria McBee includes 5,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015.

(29)
Mr. Miller is an executive officer and member of our board of directors. The number of shares owned by him includes 100 shares of our common stock held jointly with his wife, 200,000 shares of common stock underlying options with an exercise price of $5.94 per share, 33,333 shares of common stock underlying options with an exercise price of $6.534 per share, and 83,333 shares of common stock underlying options with an exercise price of $5.89 per share. The number of shares owned by Mr. Miller excludes options to purchase 100,000 shares of our common stock exercisable at $5.94 per share, options to purchase 16,666 shares of our common stock at $6.543 per share, and options to purchase 116,667 shares of our common stock at $5.89 per share which have not yet vested. The number of shares offered includes 456,597 shares of common stock held individually and 100 shares held jointly with his wife.

(30)
The number of shares owned and offered by Kenneth N. Powell Family Trust includes 15,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015 and 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in September 2015. Mr. Kenneth N. Powell is the trustee of the trust and as such has voting and investment control over the securities held by the trust.

(31)
The number of shares owned and offered by Raymond James & Assoc., Inc. CSDN fbo Don G. Raper IRA includes 5,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015. Mr. Don G. Raper, an employee of our company, is the administrator of the IRA and as such has voting and investment control over the securities held by the IRA.

(32)
The number of shares owned and offered by Jay Rifkin Trustee FBO Jay Rifkin SEP Prop. Trust includes 10,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015. Mr. Jay Rifin is the trustee of this trust and as such has voting and investment control over the securities held by the trust.

(33)
The number of shares owned and offered by Phillip J. Rodriguez and Kathleen M. Rodriguez includes 15,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share which expire in May 2015.

(34)
The number of shares offered by Samuel C. Sailer includes 6,000 shares underlying common stock purchase warrants with an exercise price of $5.28 per share. The warrants were issued as compensation to Sutter Securities Incorporated in connection with our $3.50 private placement of securities in March 2010 and subsequently assigned to Mr. Sailer, an employee of Sutter Securities Incorporated. The warrants expire in March 2016.

(35)
The number of shares offered by Sutter Securities Incorporated includes 29,674 shares underlying common stock purchase warrants with an exercise price of $5.28 per share. The warrants were issued as compensation to Sutter Securities Incorporated in connection with our $3.50 private placement of securities in March 2010. The warrants expire in March 2016. Mr. Robert Muh is the Chief Executive Officer of Sutter Securities Incorporated and as such has voting and investment control over the securities held by Sutter Securities Incorporated. Mr. Muh disclaims beneficial ownership of these securities.

(36)	The number of shares owned and offered by William M. Thomas includes 50,000 shares underlying common stock purchase warrants with an exercise price of $1.00 per share which expire in November 2014.

(37)
Mr. Wilcox is an employee of our company. The number of shares beneficially owned by him includes 33,333 shares of common stock underlying options with an exercise price of $5.89 per share and 320,000 shares underlying a common stock purchase warrant with an exercise price of $2.00 per share. The number of shares owned excludes options to purchase an additional 66,667 shares of common stock with an exercise price of $5.89 per share, and a restricted stock grant of 15,000 shares which have not yet vested. The number of shares offered includes 320,000 shares underlying a common stock purchase warrant with an exercise price of $2.00 per share.

(38)
Mr. Wright is an employee of our company. The number of shares owned by Mr. Wright includes 25,000 shares of common stock underlying options with an exercise price of $2.52, 10,000 shares of common stock underlying a warrant with an exercise price of $5.28 per share expiring in May 2015, and 33,334 shares of common stock underlying options with an exercise price of $5.94 per share expiring in April 2020. The number of shares owned by Mr. Wright excludes options to purchase 16,666 shares of our common stock exercisable at $5.94 and a restricted stock grant of 3,000 shares which have not yet vested. The number of shares offered includes 10,000 shares of common stock underlying a warrant with an exercise price of $5.28 per share expiring in May 2015.

(39)	Mr. William R. Weakley is the managing member of WRWRLT and as such has voting and investment control over the securities held by WRWRLT.

Sutter Securities Incorporated is a broker-dealer and member of FINRA and Messrs. Estra, Sailer, Jacks are or were employees of Sutter Securities Incorporated. Sutter Securities Incorporated received placement agent warrants for its services in the ordinary course of its business as the placement agent for our $1.00 private placement of securities in December 2009 and our $3.50 private placement of securities in March 2010. Sutter Securities Incorporated transferred a portion of the warrants it received from us as compensation to Messrs. Estra, Sailer and Jacks as compensation to them in the regular course of their employment with that firm. At the time of the receipt of the warrants, neither Mr. Estra nor Mr. Sailer nor Mr. Jacks had any agreement or understanding, directly or indirectly, with any person to distribute those securities.

Mr. Rodriguez is a principal of Dimirak Securities Corporation, a broker-dealer and member of FINRA. Mr. Rodriguez acquired warrants in connection with his purchase of securities in our unit offering of Series A convertible preferred stock. At the time of the purchase of those securities, Mr. Rodriguez did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities.

Mr. Boruff, formerly a minority owner of Dimirak Securities Corporation, and Messrs. Gaylor and Raper each hold Series 7 and Series 66 licenses, which are maintained through Dimirak Securities Corporation, and each is an independent contractor and an associated person of the firm. Mr. Boruff received 38,000 shares as a gift from Mr. Deloy Miller, his father-in-law, during the period from December 1998 to January 2003; 400,000 shares in partial consideration for certain consulting services rendered to us prior to his employment with us; 3,264,754 shares as compensation in connection with his employment with us; 454,546 shares from the conversion of a promissory note issued from us in our 6% convertible note program in 2009; and 10,000 shares in an open market purchase in September 2011. Mr. Gaylor was granted the warrant upon his hiring, and was granted the options in the ordinary course of his employment with our company. Mr. Raper acquired warrants in connection with his purchase of securities in our unit offering of Series A convertible preferred stock. At the time of the acquisition of these securities, neither Mr. Boruff, Mr. Gaylor or Mr. Raper had any agreement or understanding, directly or indirectly, with any person to distribute those securities.

Except as set forth above, none of the selling security holders are broker-dealers or affiliates of broker-dealers. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We have agreed to pay full costs and expenses, of the registration on these shares including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NYSE or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933 if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling security holders and any broker-dealers or agents that are involved in selling the shares pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. If any selling security holder is deemed to be an underwriter, the selling security holder may be subject to certain statutory liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. The selling security holders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale, including by compliance with Rule 172 under the Securities Act of 1933.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anna East Corcoran, Assistant General Counsel, Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. Mrs. Corcoran is the owner of 1,750 unvested restricted shares and options to purchase 150,000 shares of our common stock exercisable between April 27, 2011 and May 27, 2021 at exercise prices ranging from $5.89 to $5.94.

EXPERTS
The consolidated financial statements of Miller Energy Resources, Inc. and subsidiaries as of April 30, 2012 and 2011, and for the years then ended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Miller Energy Resources, Inc. and subsidiaries as of April 30, 2010, and for the year then ended, has been incorporated by reference herein in reliance upon the report of Sherb & Co., LLP, independent registered accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of April 30, 2012 relating to our estimated oil and natural gas reserves is derived from a report prepared by Ralph E. Davis Associates, Inc., independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

•	Annual Report on Form 10-K for the year ended April 30, 2012 as filed on July 16, 2012 and amended on August 28, 2012 and further amended on September 6, 2012,

•	Current Report on Form 8-K as filed on July 26, 2012,

•	Current Report on Form 8-K as filed on July 27, 2012 and amended on August 1, 2012,

•	Current Report on Form 8-K as filed on July 31, 2012,

•	Current Report on Form 8-K as filed on August 17, 2012,

•	Current Report on Form 8-K/A as filed on August 27, 2012,

•	Current Report on Form 8-K as filed on September 4, 2012,

•	Quarterly Report on Form 10-Q as filed on September 10, 2012,

•	Current Report on Form 8-K as filed on September 21, 2012,

•	Current Report on Form 8-K as filed on September 24, 2012,

•	Current Report on Form 8-K as filed on September 26, 2012, and

•	Current Report on Form 8-K as filed on September 28, 2012.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN 37932.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the SEC.  Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

LIMITATION ON DIRECTORS’ AND OFFICERS’ LIABILITY AND COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest;

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•	the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•	the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•	the officer or director breached his or her duty of care to the corporation.

Our board of directors has adopted these provisions to indemnify our directors, executive officers and agents.

The Tennessee Business Corporation Act also provides that a corporation may limit the liability of a director for monetary damages in the event of a breach of fiduciary duty. Our shareholders approved an amendment to our charter to provide for this limitation on our directors’ liability.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TABLE OF CONTENTS
	Page
About This Prospectus	2	12,784,408 SHARES

Risk Factors	2
		MILLER ENERGY RESOURCES, INC.
Cautionary Statements Regarding Forward Looking Information	3

Selling Security Holders	4	———————
		PROSPECTUS
Legal Matters	11	———————

Experts	11

Information Incorporated By Reference	12

Limitation on Directors' and Officers' Liability and Commission Position on Indemnification for Securities Act Liabilities	13	, 2012

PART II
INFORMATION NOT REQUIRED IN REGISTRATION STATEMENT

Item 14.        Other Expenses of Issuance and Distribution.

The estimated expenses payable by Miller Energy Resources, Inc. in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$8,021.25
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	—
NYSE Fees and Expenses	—
Financial Printing	—
Transfer Agent Fees	—
Blue Sky Fees and Expenses	—
Miscellaneous	2,500
TOTAL	$15,521.25

Item 15.        Indemnification of Directors and Officers.

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest;

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•	in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his conduct was unlawful.

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•	the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•	the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•	the officer or director breached his or her duty of care to the corporation.

Our board of directors has adopted these provisions to indemnify our directors, executive officers and agents.

The Tennessee Business Corporation Act also provides that a corporation may limit the liability of a director for monetary damages in the event of a breach of fiduciary duty. Our shareholders approved an amendment to our charter to provide for this limitation on our directors’ liability.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.        Exhibits.

Exhibit No.	Exhibit
2.1
Agreement and Plan of Reorganization dated December 20, 1996 between Triple Chip Systems, Inc. and Miller Petroleum, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated January 15, 1997).

4.1
Form of warrant issued to certain limited partners in the Miller Energy Income 2009-A, LP entity (Incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K for the fiscal year ended April 30, 2010).

4.2	Form of Series PPA warrant (Incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K as filed on April 12, 2012).
4.3	Form of Series PPB warrant (Incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K as filed on September 24, 2012).
4.4
Form of warrant issued as partial consideration for the purchase of the membership interests of Cook Inlet Energy, LLC (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K as filed on December 23, 2009).

4.5	Form of warrant issued to Robert L. Gaylor*
4.6	Form of options issued to Robert L. Gaylor and Martin Funderlic*
4.7	Form of option issued to Robert L. Gaylor*
4.8
Form of warrants issued to Sutter Securities Incorporated and certain of its employees for $1.00 program (Incorporated by reference to Exhibit 4.13 to the Annual Report on Form 10-K for the fiscal year ended April 30, 2010).

4.9
Form of warrants issued to Sutter Securities Incorporated and certain of its employees for $3.50 program (Incorporated by reference to Exhibit 4.11 to the Annual Report on Form 10-K for the fiscal year ended April 30, 2010).

4.10	Form of warrants issued to Bristol Capital, LLC*
5.1	Opinion of Anna East Corcoran, Esq. *
23.1	Consent of KPMG LLP*
23.2	Consent of Sherb & Co., LLP*
23.3	Consent of Ralph E. Davis & Associates, Inc. *
23.4	Consent of Anna East Corcoran, Esq. (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of Part II of this Registration Statement).

*	filed herewith.

Item 17.     Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)    That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on October 5, 2012.

Miller Energy Resources, Inc.

By:	/s/ SCOTT M. BORUFF
Scott M. Boruff, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott M. Boruff his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DELOY MILLER	Chairman of the Board of Directors	October 5, 2012
Deloy Miller

/s/ SCOTT M. BORUFF	Chief Executive Officer, director, principal executive officer	October 5, 2012
Scott M. Boruff

/s/ DAVID J. VOYTICKY	President, Acting Chief Financial Officer, director, principal financial officer	October 5, 2012
David J. Voyticky

/s/ CATHERINE A. RECTOR	Vice President and Chief Accounting Officer, principal accounting officer	October 5, 2012
Catherine A. Rector

/s/ DAVID M. HALL	Director	October 5, 2012
David M. Hall

/s/ MERRILL A. MCPEAK	Director	October 5, 2012
Merrill A. McPeak

/s/ HERMAN E. GETTELFINGER	Director	October 5, 2012
Herman E. Gettelfinger

/s/ GERALD HANNAHS	Director	October 5, 2012
Gerald Hannahs

/s/ CHARLES M. STIVERS	Director	October 5, 2012
Charles M. Stivers

/s/ DON A. TURKLESON	Director	October 5, 2012
Don A. Turkleson

EXHIBIT INDEX

No.	Description
4.5	Form of warrant issued to Robert L. Gaylor*
4.6	Form of options issued to Robert L. Gaylor and Martin Funderlic*
4.7	Form of option issued to Robert L. Gaylor*
4.10	Form of warrants issued to Bristol Capital, LLC*
5.1	Opinion of Anna East Corcoran, Esq. *
23.1	Consent of KPMG LLP*
23.2	Consent of Sherb & Co., LLP*
23.3	Consent of Ralph E. Davis & Associates, Inc. *
23.4	Consent of Anna East Corcoran, Esq. (included in Exhibit 5.1)*